Exhibit (10)B

                             FNB Corporation
              Form of Non-Qualified Stock Option Agreement
                       For Non-Employee Director

                        Granted {AWARD DATE}

This Non-Qualified Stock Option Agreement evidences the grant of a Non-Qualified Stock Option ("Option") to {NAME} (the "Director") pursuant to
Section 9.1 of the FNB Corporation 2000 Incentive Stock Plan (the "Plan"). This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.

1. Grant of Options. In consideration of the services rendered to FNB Corporation (the "Company") and/or its Subsidiaries by the Director as a member of the Board of Directors, the Company hereby grants to the Director an option to purchase all or any part of a total of {NUMBER} shares of the Company's Common Stock at a price of ${PRICE} per share ("Option Price"). This Option is granted as of {AWARD DATE} ("Award Date"). This Option is granted pursuant to the Plan and is subject to the terms thereof.

2.    Term.

     (a) Normal Term. The term of this Option is 10 years, until {TERM DATE}, provided, however, that this Option may be terminated earlier as provided below.

     (b) Early Termination. This Option will terminate on the date the Director's membership on the Board of Directors of the Company or its Subsidiaries ceases; provided, however that to the extent this Option is exercisable or becomes exercisable upon the Employee's cessation of membership on the Board, this Option will remain exercisable until {TERM DATE}.

3.    Exercise.

     (a) Exercisability. This Option is first exercisable, in whole or in part, from and after the applicable time provided below:

          (i)   Subject to earlier exercisability as provided in (ii) or
                (iii) below, (1) one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the first anniversary of the Award Date, (2) the second one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the second anniversary of the Award Date, (3) the third one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the third anniversary of the Award Date, and (4) the final one-quarter of the total number of shares awarded under this Agreement shall be first exercisable on the fourth anniversary of the Award Date.

          (ii) If a Change-in-Control (as defined in the Plan) occurs after the Award Date, before the expiration date of this Option and while the Director is a member of the Board of Directors of the Company or any of its Subsidiaries, this Option may first be exercised (to the extent not already exercisable), in whole or in part, after the date such Change-in-Control
                occurs.
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          (iii) If the Director's membership on the Board of Directors of the
                Company ceases as a result of the Director's retirement from Board service in accordance with any Company policy on mandatory or permissive retirement for directors, death, or total and permanent disability (within the meaning of Section 37(e)(3) of the Internal Revenue Code), this Option may first be exercised (to the extent not already exercisable), in whole or in part, on the date of such cessation of membership on the Board.

     (b) By Whom Exercisable. During the Director's lifetime, only the Director may exercise this Option. If the Director dies prior to the expiration date of this Option, without having exercised this Option as to all of the shares covered thereby, this Option may be exercised, to the extent of the shares with respect to which this Option could have been exercised on the date of the Director's death, by the estate or a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Director.

     (c) Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment of the Option Price as provided in Paragraph 4 and payment in full, to the extent required by Paragraph 10, of the amount of any tax the Company is required to withhold as a result of such exercise.

4. Payment of Option Price. The Option Price will be payable in full upon exercise of this Option to purchase shares, and such Option Price may be paid either in cash, or in shares of the Corporation's Common Stock (which shall be valued for such purpose at the mean between the high and low sales price of such Common Stock as published in The Wall Street Journal for the date of exercise or, if not traded on the date of exercise, on the most recent day on which the stock was traded preceding the date of exercise), or in a combination of cash and Common Stock. Payment hereunder may also be made in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time.

5. Transferability. This Option may not be transferred by the Director, except upon the Director's death by will or by the laws of descent and distribution.

6. Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the shares of Common Stock of the Company which are the subject of this Agreement at all times during which this Option is exercisable and there is no applicable exemption from registration of such shares; provided, however, that this Option shall not be exercisable for stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

7. Administration of Plan. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

8. Capital Adjustments. The number of shares of Common Stock covered by this Option, and the Option Price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and
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      will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

9. Rights as a Shareholder. The Director, or a transferee of this Option, shall have no rights as a shareholder with respect to any shares subject to this Option until the date of the exercise of this Option for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 8 hereof.

10. Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any Federal, state or local taxes required to be withheld by law with respect to the exercise of this Option. The Director will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold.

11. Prohibition against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

12. Not Intended to be an Incentive Stock Option. This Option is not intended to qualify as an incentive stock option within the meaning of
      Section 422(b) of the Internal Revenue Code, and the provisions hereof shall be construed consistent with that intent.

13. Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms and conditions of this Option, the Company and the Director have signed this Agreement as of the date first above written.


     FNB CORPORATION               By:___________________________________

                                  Its:___________________________________



     DIRECTOR:                    _______________________________________
                                  {NAME}
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